UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2025

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41961	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 921-4600

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other events.

On November 12, 2025, Unusual Machines, Inc., a Nevada corporation (“Unusual Machines”) invested $25 million into XTI Aerospace, Inc., a Nevada corporation (“XTI”), a corporation engaged in the drone business in the United States. Unusual Machines entered into a Securities Purchase Agreement (the “Purchase Agreement”) with XTI pursuant to which XTI sold Unusual Machines 25,000 shares of XTI’s newly designated Series 10 Convertible Preferred Stock, par value $0.001 per share (the “Series 10 Preferred Stock”) for an aggregate subscription amount of $25,000,000 (the “Subscription Amount”), pursuant to a private placement (the “PIPE Offering”).

On November 10, 2025, prior to the closing of the PIPE Offering, Unusual Machines advanced to XTI $10,500,000, which was automatically applied to the Subscription Amount at closing.

To the extent that the issuance of shares of Common Stock upon conversion of, or as a dividend on, the Series 10 Preferred Stock would result in the holder exceeding the Beneficial Ownership Limitation (as defined below), then, in lieu of the issuance of such shares, at the election of the holder, (i) the holder shall be issued such shares in the form of pre-funded warrants, substantially in the form issued by XTI in September 2025 (the “Pre-Funded Warrants”), or (ii) such shares shall be held by XTI in abeyance for the benefit of such holder. The Pre-Funded Warrant will be immediately exercisable, will have an exercise price of $0.001 per share and may be exercised at any time by Unusual Machines until all of the Pre-Funded Warrants are exercised in full, provided that such exercise price is deemed pre-paid as part of the Subscription Amount.

Pursuant to the Purchase Agreement, XTI agreed to file a registration statement covering the resale by Unusual Machines of the shares of common stock underlying the Series 10 Preferred Stock and the Pre-Funded Warrants, if any (such shares, the “Underlying Shares” and such registration statement, the “Registration Statement”), within 90 days of the closing date of the PIPE Offering. XTI agreed to use commercially reasonable efforts to cause such registration to become effective within 60 days (or 90 days if the United States Securities and Exchange Commission (the “Commission”) notifies XTI that it will “review” the Registration Statement) following the initial filing of such Registration Statement and to keep such Registration Statement effective at all times until the earlier of (i) the time that Unusual Machines does not own any Series 10 Preferred Stock, Pre-Funded Warrants or Underlying Shares or (ii) the date on which the Underlying Shares may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144 of the Securities Act of 1933.

For more information about XTI’s PIPE Offering and the terms of the Purchase Agreement and the Certificate of Designation of Preferences and Rights of Series 10 Convertible Preferred Stock, please see XTI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2025.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: November 14, 2025	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

3